Exhibit 1.1
BLACKROCK, INC.
51,075,758 SHARES OF COMMON STOCK
UNDERWRITING AGREEMENT
New York, New York
November 8, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
as Representatives of the several
Underwriters named in
Schedule A hereto
Ladies and Gentlemen:
     BlackRock, Inc., a corporation organized under the laws of Delaware (the “Company”), and the persons listed in Schedule B hereto (each, a “Selling Shareholder”) confirm their respective agreements with the several underwriters named in Schedule A hereto, acting severally and not jointly (the “Underwriters”), for whom you (in such capacity, the “Representatives”) are acting as representatives, with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) set forth on Schedules A and B hereto, respectively, and (ii) the grant by Merrill Lynch Group, Inc., a Selling Shareholder (“MLG”), to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 5,207,376 additional shares of Common Stock to cover overallotments, if any. The aforesaid 51,075,758 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 5,207,376 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” 48,745,676 of the Initial Securities and all of the Option Securities (together, the “Conversion Securities”) are issuable upon the automatic conversion, as a result of the purchase and sale pursuant to this Agreement, of an equal number of shares (the “Series B Preferred Securities”) of the Company’s Series B Convertible Participating Preferred Stock. To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms

Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
     1. Representations and Warranties.
     (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).
     (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-169328), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i).
     (ii) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and any Date of Delivery (each as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on any Date of Delivery, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.
     (iii). (A) The Disclosure Package and (B) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.
     (iv). (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (v). (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as

defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (vi). Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.
     (vii). Each of the Company and each significant subsidiary of the Company, as defined by Rule 1-02(w) of Regulation S-X (the “subsidiaries”) has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (viii). This Agreement has been duly authorized, executed and delivered by the Company.
     (ix). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent conversions and issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and the Final Prospectus or pursuant to the disposition or exercise of convertible securities or options referred to in the Disclosure Package and the Final Prospectus). None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the

Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (x). The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xi). No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any U.S. jurisdiction or the laws of any non-U.S. jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
     (xii). Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws or similar organizational document of the Company or any of its subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clause (B) and (C) above, for such conflicts, breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby or on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.
     (xiii). The consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption

“Selected Consolidated Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. The pro forma condensed combined statements of income and the pro forma condensed combined balance sheet incorporated by reference and set forth in the column “Pro Forma Year Ended December 31, 2009” under the caption “Selected Consolidated Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed combined statements of income and the pro forma condensed combined balance sheet incorporated by reference and set forth in the column “Pro Forma Year Ended December 31, 2009” under the caption “Selected Consolidated Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement. The pro forma condensed combined statements of income and the pro forma condensed combined balance sheet incorporated by reference and set forth in the column “Pro Forma Year Ended December 31, 2009” under the caption “Selected Consolidated Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (xiv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (xv) Neither the Company nor any subsidiary is in violation or default of (A) any provision of its charter or bylaws or similar organizational documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such conflicts, breaches or violations, in the cases of clauses (B) and (C), that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (xvi) To the knowledge of the Company, Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (xvii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (xviii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
     (xix) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects in providing reasonable assurance that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company, in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
     (xx) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xxi) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Act, other than the rights of the Selling Shareholders and rights that have been waived or otherwise forgone, including by expiration of applicable notice periods.
     (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).
     (i) At the Execution Time, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representations or warranties set forth in this Section 1(b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder specifically for inclusion in the Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Final Prospectus.
     (ii) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.
     (iii) [Reserved.]

     (iv). The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (C) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except, in the case of clauses (A) and (C) only, for such conflicts, breaches, defaults, violations, taxes, liens, charges or encumbrances that, individually or in the aggregate, (1) do not have any impact on the performance by such Selling Shareholder of its obligations under this Agreement, and (2) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of such Selling Shareholder and its subsidiaries (if any), taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (v). Such Selling Shareholder has, and immediately prior to the Closing Date and, in the case of MLG, any Date of Delivery, will have, (A) valid title to, or a valid “security entitlement” within the meaning of Sections 8-102 and 8-501 of the Uniform Commercial Code of the State of New York (the “UCC”) in respect of, (1) the Securities, other than the Conversion Securities, and (2) the Series B Preferred Securities, in each case to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances; and (B) the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the (1) the Securities, other than the Conversion Securities, to be sold by such Selling Shareholder, and (2) the Series B Preferred Securities to be converted into the Conversion Securities upon sale by such Selling Shareholder.
     (vi). Upon conversion of the Series B Preferred Securities, payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), the registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such other nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such conversion, payment, delivery (if necessary) and crediting occur, (1) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (2) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (4) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (5) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (6) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.
     (vii) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the rules of the New York Stock Exchange, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under the blue sky laws of any U.S. jurisdiction or the laws of any non-U.S. jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

     (c) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter; and any certificate signed by or on behalf of a Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty solely by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at the purchase price set forth in Schedule A hereto, that proportion of the number of Initial Securities set forth in Schedule B hereto opposite the name of such Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Initial Securities to be sold by the Selling Shareholders in the aggregate, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
     (b) In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, MLG hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,207,376 Securities in the aggregate, as set forth in Schedule B hereto, at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and MLG setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities to be sold by the Selling Shareholders in the aggregate, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     3. Delivery and Payment.
     (a) Delivery of and payment for the Initial Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 on November 15, 2010 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Initial Securities being herein called the “Closing Date”).
     (b) In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, delivery of and payment for such Option Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 on each Date of Delivery as specified in the notice from the Representatives to the Company and MLG or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and MLG or as provided in Section 9 hereof.
     (c) Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to an account specified by the Selling Shareholders. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
     5. Agreements. Each of the Company and each Selling Shareholder, in each case as noted in this Section 5, agrees with each Underwriter that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) [Reserved.]
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, a reasonable number of copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to any taxation of its income or any service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) Each of the Company and each Selling Shareholder agrees that, unless it has or shall have obtained the prior written consent (not to be unreasonably withheld) of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C-2 hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) During a period of 90 calendar days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, the issuance of 11,105,000 shares of Common Stock in connection with the PNC Exchange (as defined in the Preliminary Prospectus and the Final Prospectus) and the direct placement by MLG of Common Stock to an institutional investor as contemplated by the Final Prospectus, (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any shares of Common Stock, restricted stock units or any securities convertible into or exercisable or exchangeable for Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Disclosure Package and the Final Prospectus, (d) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Disclosure Package and the Final Prospectus, (e) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require the Company to file such registration statement or prospectus supplement, (f) shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) issued in connection with the bona fide strategic acquisition of assets, a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business, or (g) any registration statement on Form S-8 under the Act with respect to the foregoing clauses (c) or (d) or on Form S-4 under the Act with respect to the foregoing clause (g).
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.
     (l) The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations of the Commission promulgated thereunder.
     (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration, if any, of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The provisions of this subsection (m) shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the sharing of such costs and expenses.
(n)     The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors. The provisions of this subsection (n) shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the sharing of such costs and expenses.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)     The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached hereto as Exhibit A.
     (c) The Representatives shall have received from Daniel R. Waltcher, Managing Director, Deputy General Counsel and Assistant Secretary, his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached hereto as Exhibit B.
     (d) MLG and PNC Bancorp, Inc. shall have requested and caused McGuireWoods LLP and Wachtell, Lipton, Rosen & Katz, respectively, each as counsel for such Selling Shareholder, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in substantially the form attached hereto as Exhibit C-1 and C-2, respectively.
     (e) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (g) The Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (h) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Company incorporated by reference in the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof. References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of such letter.
     (i) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time, a letter, dated the Execution Time, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to Barclays Global Investors incorporated by reference in the Registration Statement and the Final Prospectus.
     (j) Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (h) and (i) of this Section 6 or (ii) any change, or any development involving a reasonably foreseeable prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (k) On the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (l) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibits D-1, D-2 and D-3 hereto signed by the applicable persons listed on Schedule D hereto.
     (m) [Reserved.]

     (n) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and MLG contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and MLG hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) A certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated such Date of Delivery, confirming that the certificate on the Closing Date pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.
     (ii) A certificate of MLG, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.
     (iii) If requested by the Representatives, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.
     (iv) If requested by the Representatives, the favorable opinion of Daniel R. Waltcher, Managing Director, Deputy General Counsel and Assistant Secretary of the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.
     (v) If requested by the Representatives, the favorable opinion of McGuireWoods LLP, as counsel for MLG, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.
     (vi) If requested by the Representatives, the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.
     (vii) If requested by the Representatives, a letter from Deloitte & Touche LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(h) hereof, except that the “cut-off date”

in the letter furnished pursuant to this paragraph shall be a date not more than three Business Days prior to such Date of Delivery.
     (o) Prior to the Closing Date and each Date of Delivery (if any), the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, and all other obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or such Date of Delivery, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Shareholder Information relating to such Selling Shareholder; provided further, that, for purposes of this Agreement, the Company and the Underwriters acknowledge that the only “Selling Shareholder Information” is the information about such Selling Shareholder set forth under the caption “Selling Stockholders” and, in the case of MLG, the information relating to MLG in the first paragraph under the caption “Conflicts of Interest” in the Preliminary Prospectus and the Final Prospectus (in each case other than the information regarding percentage of the Company’s common stock, the Company’s preferred equity and economic interest in the Company owned by such Selling Shareholders appearing under such caption). The liability of each Selling Shareholder under this indemnification provision shall be limited to an amount equal to the gross proceeds to such Selling Shareholder from the sale of the Securities pursuant to this Agreement.

     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each Selling Shareholder and each person who controls such Selling Shareholder within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company or such Selling Shareholder, as applicable, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (A) the names of Underwriters, (B) the sentences related to concessions and reallowances, and (C) the paragraphs related to stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) (b) or (c) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, as applicable. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or

(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding to which such indemnified party is or could have been a party and in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent is consented to by such indemnifying party (which consent shall not be unreasonably withheld) in which case such indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement, compromise or consent.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, one of more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the benefits received by the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls any Selling Shareholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e).
     (f) The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.
9. Default by an Underwriter or a Selling Shareholder.
     (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of Securities set forth opposite their names in Schedule A hereto bears to the number of shares of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total number of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, any Selling Shareholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9(a), the Closing Date or Date of Delivery, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, any Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     (b) If any one or more Selling Shareholders shall fail to sell and deliver or cause to be delivered any of the Securities agreed to be sold and delivered or caused to be delivered by such Selling Shareholder hereunder and such failure to sell and deliver or cause to be delivered shall constitute a default in the performance of its or their obligations under this Agreement, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. In the event of a default by any Selling Shareholder as set forth in this Section 9(b), the Closing Date or Date of Delivery, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Selling Shareholder of its liability, if any, to the Company, any Underwriter and any nondefaulting Selling Shareholder for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Shareholders and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at (646) 855-3073 and (212) 230-8730) and confirmed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention of Syndicate Department, with a copy to ECM Legal; if sent to the Company, will be mailed, delivered or telefaxed to (212) 810-3744 and confirmed to it at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, attention of the General Counsel; and if sent to the Selling Shareholders, will be mailed, delivered or telefaxed to (a) Merrill Lynch Group, Inc. at (212) 449-7902 and (980) 386-9990 and confirmed to it at (1) Bank of America Corporation, Four World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10080; attention of Joanne Tsung, and (2) Bank of America Corporation, 100 N. Tryon Street, Charlotte, NC 28255; attention of Michael Lyons; and (b) PNC Bancorp, Inc. at (302) 429-1485 and confirmed to it at PNC Bancorp, Inc., PNC Bancorp, Inc., 222 Delaware Avenue, 18th floor, Wilmington, Delaware 19801, attention of Connie Bond Stuart.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. Each of the Company and each Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any Selling Shareholder and (c) the Company’s and each Selling Shareholder’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and each Selling Shareholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Shareholder on related or other matters). Each of the Company and each Selling Shareholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus referred to in Section 1(a)(i) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C-2 hereto, (iv) the information included on Schedule C-1 hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a)(i) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456” and “Rule 457” refer to such rules under the Act.
     21. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours, BlackRock, Inc.
By:	/s/ ANN MARIE PETACH
	Name:	Ann Marie Petach
	Title:	Chief Financial Officer

Merrill Lynch Group, Inc.
By:	/s/ THOMAS K. MONTAG
	Name:	Thomas K. Montag
	Title:	President

PNC Bancorp, Inc.
By:	/s/ CONNIE BOND STUART
	Name:	Connie Bond Stuart
	Title:	Chairwoman

Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted
as of the date first written above.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ JOHN R. ERICKSON
	Name:	John R. Erickson
	Title:	Managing Director

Morgan Stanley & Co. Incorporated
By:	/s/ KENNETH POTT
	Name:	Kenneth Pott
	Title:	Managing Director

For themselves and the
other several Underwriters, if any,
named in Schedule A to the foregoing Agreement.
Underwriting Agreement

SCHEDULE A
     The initial public offering price per share for the Securities shall be $163.00.
     The purchase price per share for the Securities to be paid by the several Underwriters shall be $159.74, being an amount equal to the initial public offering price set forth above less $3.26 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Number of
Name of Underwriter	Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,317,411
Morgan Stanley & Co. Incorporated	6,903,750
Barclays Capital Inc.	1,732,500
PNC Capital Markets LLC	3,463,125
Wells Fargo Securities, LLC	1,183,014
Credit Suisse Securities (USA) LLC	840,000
J.P. Morgan Securities LLC	840,000
UBS Securities LLC	840,000
KeyBanc Capital Markets Inc.	686,027
Mizuho Securities USA Inc.	686,027
BOCI Asia Limited	497,370
CCB International Capital Limited	497,370
CITIC Securities Corporate Finance (HK) Limited	497,370
Citadel Securities LLC	497,370
Citigroup Global Markets Inc.	420,000
Deutsche Bank Securities Inc.	420,000
Evercore Group L.L.C.	420,000
Goldman, Sachs & Co.	420,000
HSBC Securities (USA) Inc.	420,000
Banco Santander SA.	336,000
Commerz Markets LLC	336,000
ING Financial Markets LLC	336,000
Lloyds TSB Bank Plc	336,000
SG Americas Securities, LLC	336,000
Keefe, Bruyette & Woods, Inc.	343,014
Samsung Securities Co., Ltd.	325,863
Stifel, Nicolaus & Company, Incorporated	162,932
Houlihan Lokey Capital, Inc.	146,638
RBS Securities Inc.	146,895
SMBC Nikko Capital Markets Limited	146,895
RBC Capital Markets, LLC	88,380
Raymond James & Associates, Inc.	88,380
Gleacher and Company Securities, Inc.	77,178

A-1

Number of
Name of Underwriter	Initial Securities

JMP Securities LLC	77,178
Sterne, Agee & Leach, Inc.	77,178
Blaylock Robert Van, LLC	29,400
Cabrera Capital Markets, LLC	29,400
Muriel Siebert & Co., Inc.	29,400
The Williams Capital Group, L.P.	29,400
Knight Capital Markets LLC	16,293

Total	51,075,758

Underwriting Agreement

SCHEDULE B

	NUMBER OF INITIAL
	SECURITIES TO BE	Maximum Number of Option
	SOLD	Securities to Be Sold

Merrill Lynch Group, Inc.	43,575,758	5,207,376
PNC Bancorp, Inc.	7,500,000	—

Total	51,075,758	5,207,376

B-1

SCHEDULE C-1
Pricing Terms
1.	The Selling Shareholders are selling 51,075,758 shares of Common Stock.

2.	One of the Selling Shareholders has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,207,376 shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $163.00.
SCHEDULE C-2
Free Writing Prospectuses
Free Writing Prospectus filed by the Company with the Commission on November 9, 2010 pursuant to Rule 433 under the Act.

C-1

SCHEDULE D
LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP
Barclays Bank PLC
Merrill Lynch Group, Inc.
PNC Bancorp, Inc.

D-1

EXHIBIT A
[Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]
1.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2.	The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with the Certificate of Incorporation or Bylaws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

3.	No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

4.	To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Preliminary Prospectus and Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.

5.	The Secondary Conversion Shares have been duly authorized by the Company and, upon receipt by the Underwriters, will be validly issued, fully paid and nonassessable.

6.	The Secondary Shares, other than the Secondary Conversion Shares, have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

7.	The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware, fairly summarize such provisions in all material respects.

8.	The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of (i) the Preliminary Prospectus and (ii) the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

A-1

[Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP]
          On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon or the statements contained in the exhibits to the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).
          In addition, based on the foregoing, we confirm to you that the Prospectus has been filed with the Commission within the time period required by Rule 424 of the Rules and Regulations.

A-2

EXHIBIT B
[Opinion of Daniel R. Waltcher,
Managing Director, Deputy General Counsel and Assistant Secretary of the Company]
1.	The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, will not, to the best of my knowledge, contravene any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole (the “Applicable Contracts”). I do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

2.	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

3.	Each significant subsidiary of the Company, as defined in Rule 1-02(w) of Regulation S-X (each, a “Significant Subsidiary”), that has been incorporated or formed under the laws of the jurisdiction of its formation, is validly existing and in good standing under the laws of such jurisdiction.

4.	Each of the Company and its subsidiaries has the full corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to have such corporate power and corporate authority would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B-1

EXHIBIT C-1
[Opinion of McGuireWoods LLP]
1.	Merrill Lynch Group, Inc. has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by Merrill Lynch Group, Inc.
2.	The execution, delivery and performance by Merrill Lynch Group, Inc. of the Underwriting Agreement does not and will not, whether with or without the giving of notice or passage of time or both, violate any provisions of (a) its certificate of incorporation or by-laws, each as in effect on the date hereof, or (b) any order, law or regulation known to us to be applicable to Merrill Lynch Group, Inc. of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Merrill Lynch Group, Inc.
3.	No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over Merrill Lynch Group, Inc. is required for the performance by Merrill Lynch Group, Inc. of its obligations under the Underwriting Agreement, except as may be required under the Act, the rules of the New York Stock Exchange, the rules of FINRA and such as may be required under the federal or state securities or “blue sky” laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.
4.	Upon the automatic conversion of the Series B Preferred Securities to be sold by Merrill Lynch Group, Inc. into an equal number of shares of Common Stock (the “Merrill Conversion Securities”), payment of the purchase price for the Merrill Conversion Securities and the other shares of Common Stock to be sold by Merrill Lynch Group, Inc. (the “Merrill Common Shares” and together with the Merrill Conversion Securities, the “Merrill Securities”) pursuant to the Underwriting Agreement, the delivery, after such conversion, in the State of New York of the Merrill Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of the Merrill Securities in the name of Cede or such other nominee, and the crediting of the Merrill Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC to the Merrill Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of the Merrill Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to the Merrill Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of our opinion in this paragraph 4, we have assumed that when such payment, conversion, delivery and crediting as described above occur, (1) the Merrill Securities are “financial assets” as defined in Section 8-102(a)(9) of the UCC and will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (2) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and that DTC’s jurisdiction for purposes of Section 8-110 of the UCC is the State of

C-1-1

New York, and (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

C-2

EXHIBIT C-2
[Opinion of Wachtell, Lipton, Rosen & Katz]
1.	No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any governmental authority or agency under the laws of the State of New York or any federal law of the United States that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement (other than such authorizations, approvals or consents as may be necessary under federal and state securities or Blue Sky laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under the Underwriting Agreement.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

3.	The execution, delivery and performance of the Underwriting Agreement by the Selling Shareholder, and the sale and delivery of the Securities by the Selling Shareholder, contemplated in the Underwriting Agreement and in the Registration Statement, and compliance by the Selling Shareholder with its obligations under the Underwriting Agreement, have been duly authorized by all necessary action on the part of the Selling Shareholder and do not result in any violation of the provisions of the charter or by-laws of the Selling Shareholder, if applicable, or any U.S. federal or New York State law or regulation applicable to the Selling Shareholder.

4.	To our knowledge, the Selling Shareholder has valid title to, or a valid security entitlement in respect of, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances (other than pursuant to the Underwriting Agreement and other than any such security interests, claims, liens, equities and other encumbrances created by an Underwriter or resulting from any action by an Underwriter), and to our knowledge the Selling Shareholder has the legal right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

C-2-1

EXHIBIT D-1
MERRILL LYNCH GROUP, INC.
November 8, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
as Representatives of the several
Underwriters named in
Schedule II to the Underwriting Agreement
Re:	Proposed Public Offering of BlackRock, Inc. Common Stock
     Ladies and Gentlemen:
     The undersigned, a stockholder of BlackRock, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain selling shareholders providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 calendar days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

D-1-1

     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch and Morgan Stanley receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer, other than a transfer pursuant to clause (iii) below, shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned, other than in connection with a transfer pursuant to clause (iii) below, does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	as a distribution to limited partners or stockholders of the undersigned; or

(iii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Furthermore, the undersigned may (a) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering of the Securities in accordance with the Underwriting Agreement, if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, and (b) sell shares of Common Stock of the Company to an institutional investor as contemplated by the Final Prospectus (as defined in the Underwriting Agreement).
     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period has expired.
     The undersigned will be released from its obligations under this agreement if (i) the Company informs the undersigned that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed prior to November 15, 2010, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated prior to payment for and delivery of the Securities.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

D-1-2

Very truly yours, MERRILL LYNCH GROUP, INC.
By:
Name:
Title:

D-1-3

EXHIBIT D-2
PNC BANCORP, INC.
November 8, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
as Representatives of the several
Underwriters named in
Schedule II to the Underwriting Agreement
Re:	Proposed Public Offering of BlackRock, Inc. Common Stock
     Ladies and Gentlemen:
     The undersigned, a stockholder of BlackRock, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain selling shareholders providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 calendar days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

D-2-1

     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch and Morgan Stanley receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer, other than a transfer pursuant to clause (iii) below, shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned, other than in connection with a transfer pursuant to clause (iii) below, does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	as a distribution to limited partners or stockholders of the undersigned; or

(iii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Furthermore, the undersigned may (a) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering of the Securities in accordance with the Underwriting Agreement (the “Public Offering”), if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, and (b) surrender shares of Series C Participating Convertible Preferred Stock of the Company to the Company pursuant to the Share Surrender Agreement, dated October 10, 2002, among the Company, The PNC Financial Services Group, Inc. and BlackRock, Inc. in connection with the BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan.
     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period has expired.
     The undersigned will be released from its obligations under this agreement if (i) the Company informs the undersigned that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed prior to November 15, 2010, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated prior to payment for and delivery of the Securities.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

D-2-2

Very truly yours, PNC BANCORP, INC.
By:
Name:
Title:

D-2-3

EXHIBIT D-3
BARCLAYS BANK PLC
November 8, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
as Representatives of the several
Underwriters named in
Schedule II to the Underwriting Agreement
Re:	Proposed Public Offering of BlackRock, Inc. Common Stock
     Ladies and Gentlemen:
     The undersigned, a stockholder of BlackRock, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain selling shareholders providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 calendar days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that

(1) Merrill Lynch and Morgan Stanley receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer, other than a transfer pursuant to clause (iii) below, shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned, other than in connection with a transfer pursuant to clause (iii) below, does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	as a distribution to limited partners or stockholders of the undersigned; or

(iii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed directly or indirectly by the undersigned.
     Furthermore, (a) the undersigned may sell shares of Common Stock of the Company purchased by the undersigned or any of its affiliates on the open market following the public offering of the Securities in accordance with the Underwriting Agreement (the “Public Offering”), if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission (other than pursuant to Section 16 of the Exchange Act), or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, and (b) Barclays Capital Inc., an affiliate of the undersigned and an underwriter in the Public Offering, may sell the Securities pursuant to the Public Offering.
     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period has expired.
     The undersigned will be released from its obligations under this agreement if (i) the Company informs the undersigned that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed prior to November 15, 2010, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated prior to payment for and delivery of the Securities.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours, BARCLAYS BANK PLC
By:
Name:
Title: